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                                                                     EXHIBIT 4.2

                     THIRD AMENDED AND RESTATED CO-SALE AND
                         BOARD REPRESENTATION AGREEMENT

      This THIRD AMENDED AND RESTATED CO-SALE AND BOARD REPRESENTATION AGREEMENT ("Agreement") dated as of January 22, 2003, by and among Capella Education Company (the "Company"), Stephen Shank ("Shank"), Cherry Tree Ventures IV, a Minnesota limited partnership ("Cherry Tree"), NCS Pearson, Inc. as successor to National Computer Systems, Inc. ("Pearson"), Forstmann Little & Co. Equity Partnership-VI, L.P. ("Equity-VI"), Forstmann Little & Co. Equity Partnership-VII, L.P. ("Equity-VII"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. ("MBO-VIII" and, together with Equity-VI and Equity-VII, the "Forstmann Little Entities"), SmartForce plc ("SmartForce"), Putnam OTC and Emerging Growth Fund ("Putnam OTC"), TH LEE, Putnam Investment Trust - TH LEE, Putnam Emerging Opportunities Portfolio ("Putnam TH LEE" and, together with Putnam OTC, "Putnam"), DRW Venture Partners LP ("Dain"), ThinkEquity Investment Partners LLC ("Think Equity"), the Management Investors (the "Management Investors") listed on Schedule 1 attached hereto for the benefit of each of them, Maveron Equity Partners 2000, L.P., Maveron Equity Partners 2000-B, L.P. and MEP 2000 Associates LLC (collectively the "Maveron Entities"), Judy Shank ("Judy"), Susan Shank ("Susan"), Mary Retzlaff ("Retzlaff"), (collectively, the "Shareholders") and Joseph Gaylord ("Gaylord"), a resident of Minnesota, shall supersede and replace that certain Second Amended and Restated Co-Sale and Board Representation Agreement dated February 21, 2002 by and among Shank, Cherry Tree, Pearson, the Forstmann Little Entities, SmartForce, Putnam, Dain, Think Equity, the Management Investors, Gaylord and the Company (the "Prior Agreement") and be effective as of the date of this Agreement. The Prior Agreement is hereby cancelled and terminated in its entirety and shall be of no further force and effect.

      WHEREAS, the Maveron Entities and David Smith ("Smith") (collectively, the "Purchasers") have executed the Maveron Class G Convertible Preferred Stock Purchase Agreement dated as of January 15, 2003 with the Company (the "Purchase Agreement"), pursuant to which the Purchasers will acquire shares of Class G Convertible Preferred Stock ("Class G Preferred Stock") which will become part of the outstanding shares of capital stock of the Company ("Capital Stock") (hereinafter the term "Capital Stock" shall be deemed to include any shares of Capital Stock subsequently acquired by a Shareholder and any rights by a Shareholder to acquire any additional shares of Capital Stock and shall exclude any shares acquired from Harold Abel ("Abel") pursuant to Shareholder Agreement No. 2 (as defined in Section 2));

      WHEREAS, Equity-VII, MBO-VIII, Putnam, Think Equity, Dain, Gaylord and the Management Investors (other than Smith) (collectively referred to as the "Class F Investors") have entered into an exchange agreement (the "Exchange Agreement"), pursuant to which the Class F Investors agree to exchange (the "Exchange") each of the outstanding shares of Class F Convertible Preferred Stock of the Company (the "Class F Preferred Stock") held by such investor for shares of Class G Preferred Stock;

      WHEREAS, certain of the parties hereto own shares of Capital Stock as set forth in Schedule 2.4 to the Purchase Agreement;

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      WHEREAS, the execution and delivery of this Agreement by each Shareholder is a condition to the purchase of the Class G Preferred Stock by the Purchasers and the exchange of the Class F Preferred Stock for Class G Preferred Stock by the Class F Investors; and

      WHEREAS, the parties hereto desire that the Purchasers consummate the purchase of Class G Preferred Stock contemplated by the Purchase Agreement and are willing to enter into this Agreement as an inducement to the Purchasers to complete the purchase of the Class G Preferred Stock.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. RESTRICTION ON TRANSFER. (a) Each of Shank, Judy, Cherry Tree, the Forstmann Little Entities, Pearson, SmartForce, the Maveron Entities and Putnam (collectively, the "Co-Sale Shareholders") agrees, on behalf of such Co-Sale Shareholder and any transferee of any shares of Capital Stock owned by such Co-Sale Shareholder, not to sell, transfer or otherwise dispose of (or enter into a binding agreement to sell, transfer or otherwise dispose of) all or any of such Co-Sale Shareholder's shares of Capital Stock now or hereafter owned by such Co-Sale Shareholder, unless the right of co-sale set forth in Section 2 of this Agreement has been fully complied with to the extent applicable.

      (b) Each Shareholder agrees, on behalf of such Shareholder and any transferee of any shares of Capital Stock owned by such Shareholder, not to sell, transfer or otherwise dispose of (or enter into a binding agreement to sell, transfer or otherwise dispose of) all or any of such Shareholder's shares of Capital Stock now or hereafter owned by such Shareholder, unless such transferee shall become a signatory to this Agreement, and upon execution and delivery of this Agreement, such transferee shall be deemed a Shareholder for purposes of this Agreement. The obligations of this Section 1(b) shall terminate upon an IPO (as defined in Section 2).

      2. RIGHT OF CO-SALE. Except as hereinafter provided, each Co-Sale Shareholder agrees that such Co-Sale Shareholder will not sell, transfer or otherwise dispose of any shares of Capital Stock (or any rights to acquire shares of Capital Stock) without permitting each of the other Co-Sale Shareholders (the "Benefiting Shareholders") to participate as a seller in such transaction on a pro rata basis according to common share holdings (with preferred shares of the Company being counted on an as-if-converted basis) as of the date of receipt of the notice described below in this Section 2.

      The following sale, transfer or other disposal of shares of Capital Stock shall not be covered by this right of co-sale:

            (a) sale of shares of Capital Stock by any of the Co-Sale Shareholders in a bona fide underwritten public offering pursuant to a registration statement filed by the Company pursuant to the Securities Act of 1933, as now or hereafter amended (the "1933 Act");

            (b) sale of shares of Capital Stock in a market transaction in a bona fide public market, either pursuant to such a registration statement or Rule 144 (or any successor rule) promulgated under the 1933 Act;

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            (c) transfer of shares of Capital Stock (i) during the lifetime of a
      Co-Sale Shareholder to the spouse of such Co-Sale Shareholder or to the children, spouses of children or grandchildren of such Co-Sale Shareholder or to a trust or trusts for benefit of any of the foregoing, or (ii) by gift or testamentary disposition to any person, so long as the transferee, donee or distributee assumes in writing the obligations of such Co-Sale Shareholder under this Agreement and agrees to be treated as a "Shareholder" and a "Co-Sale Shareholder" for all purposes of this Agreement; or

            (d) transfers by Cherry Tree, Putnam, any Maveron Entity or any Forstmann Little Entity to any of their respective partners, members, investors, or other affiliates (including without limitation affiliated investment funds), so long as the transferee assumes in writing the obligations of such Shareholder under this Agreement and agrees to be treated as a "Shareholder" and a "Co-Sale Shareholder" for all purposes of this Agreement.

      Any Co-Sale Shareholder that intends to sell, transfer or otherwise dispose of shares of Capital Stock in a transaction subject to these rights of co-sale (the "Selling Shareholder") shall give prompt written notice of such intent to each Benefiting Shareholders, and each Benefiting Shareholder shall notify the Selling Shareholder within 20 days of receipt of such notice whether such Benefiting Shareholder wishes to participate in such transaction and bear a pro rata portion of the expenses incident thereto. Failure of a Benefiting Shareholder to respond within such 20-day period shall be deemed a declination of any right to participate in such transaction provided that: (i) such transaction is fully closed and consummated within 90 days of the expiration of such 20-day period; (ii) the terms of the actual transaction include no fewer or greater number of shares of Capital Stock than those set forth in the notice hereunder; and (iii) no purchasers or ultimate legal or beneficial holders of such shares of Capital Stock are involved in the transaction in addition to those disclosed in any such notice. Failure to meet any of the foregoing conditions shall require a new notification and right of co-sale with regard to such transaction under this Section 2. Each Co-Sale Shareholder acknowledges the obligations of Shank and Cherry Tree under that certain Shareholder Agreement dated May 24, 1993 by and between Abel, Shank, and Cherry Tree ("Shareholder Agreement No. 2") and agrees that any exercise of rights by a Benefiting Shareholder hereunder shall be conducted in a manner which facilitates compliance by the Selling Shareholder of such obligations.

      The provisions of Section 1(a) and this Section 2 shall terminate at such time as the Company consummates a sale of shares of Capital Stock pursuant to an effective registration statement under the 1933 Act in which the aggregate gross proceeds to the Company and/or selling shareholders, if any, equal or exceed $20,000,000 at an average price per share of at least $5.40 (an "IPO") (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) or, if earlier, as to any Co-Sale Shareholder at such time as such Co-Sale Shareholder is the beneficial owner of fewer than 140,000 shares of Capital Stock (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like).

      3. REPRESENTATION ON BOARD OF DIRECTORS.

            (a) From and after the Closing, the Company shall take all necessary or desirable action within its control to, and the Shareholders shall take all necessary or

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      desirable action within its control (including, without limitation, voting its shares) to, cause the following persons to be elected as directors in connection with each annual or special meeting held for the election of directors of the Company following the date hereof:

            (i) Pearson shall have the right to designate one person for appointment as a director (the "Pearson Director"), who shall initially be Jeff Taylor;

            (ii) Cherry Tree shall have the right to designate one person for appointment as a director (the "Cherry Tree Director"), who shall initially be Tony Christianson;

            (iii) Equity-VI shall have the right to designate one person for appointment as a director (the "Equity-VI Director"), who shall initially be Gordon Holmes;

            (iv) So long as Shank (i) is chief executive officer of the Company or (ii) owns not less than the Minimum Equity Amount (as defined below), Shank shall have the right to designate one person (which may be Shank) for appointment as a director (the "Shank Director"), who shall initially be Stephen Shank;

            (v) The holders of 66 2/3% of the then outstanding shares of Class G Preferred Stock shall have the right to designate one person for appointment as a director, who shall initially be Russell Gullotti (the "Class G Director");

            (vi) The Forstmann Little Entities holding shares of Capital Stock of the Company and Shank (or if Shank is not the chief executive officer of the Company, the chief executive officer of the Company) shall have the right to jointly designate one person for appointment as a director (the "Forstmann-Shank Director"), provided however, that Shank hereby agrees that he shall approve the appointment of Thomas H. Lister or T. Geoffrey McKay if the Forstmann Little Entities desire to appoint either Mr. Lister or Mr. McKay to such directorship;

            (vii) The directors designated pursuant to (i) - (v) above (by majority vote) shall have the right to jointly designate one person for appointment as a director (the "Preferred Director"; together with the Pearson Director, the Cherry Tree Director, the Equity-VI Director, the Shank Director, the Forstmann-Shank Director and the Class G Director, the "Designated Directors"), who shall initially by Joshua Lewis; and

            (viii) The Board of Directors shall include two independent directors, who shall initially be James Mitchell and David Smith;

      "Independent" director shall mean a person who is not an affiliate (as defined in the 1933 Act) of the Company or any Shareholder.

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            (b) In connection with any annual or special meeting of shareholders at which the term of any Designated Director is to expire, the Company shall (to the extent within its control), and the Shareholders shall, take all necessary action to cause a Designated Director to be nominated. At any time at which the Shareholders have the right to, or will vote for, or consent to, electing the members of the Board of Directors, the Shareholders shall vote all shares of Capital Stock then owned by them (including shares of Capital Stock hereafter acquired by them) in favor of the election of the Designated Directors to the Board of Directors.

            (c) As soon as practicable following Closing, the Company shall (to the extent within its control), and the Shareholders shall (to the extent within their control), cause the appointment of (i) a person designated by the Forstmann Little Entities holding shares of Capital Stock of the Company to serve on the Audit Committee of the Board of Directors (which shall consist of no more than five persons or such greater number as the Board of Directors shall unanimously approve) and (ii) a person designated by the Forstmann Little Entities holding shares of Capital Stock of the Company to serve on the Compensation Committee of the Board of Directors (which shall consist of no more than six persons or such greater number as the Board of Directors shall unanimously approve).

            (d) If at any time a Shareholder (or Shareholders, in the case of a director designated by more than one Shareholder) desires to remove, with or without cause, a designee which such Shareholder (or Shareholders) has the right to designate (whether directly or through their Designated Director), upon notice of such determination, each Shareholder shall vote all of its shares of Capital Stock to remove such designee or designees. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any Designated Director, each Shareholder shall vote all of its shares of Capital Stock for the election of the successor selected by the Shareholder (or Shareholders, in the case of a director designated by more than one Shareholder) who have the right to designate (whether directly or through their Designated Director) such Designated Director. For purposes of this paragraph (d), the chief executive officer of the Company shall be deemed to be a Shareholder having the right to co-designate the Forstmann-Shank director.

            (e) The provisions of this Section 3 shall terminate upon the consummation of an IPO, or, if earlier, as to the rights with respect to naming a Designated Director, such rights shall terminate for any Shareholder at such time as such Shareholder is the beneficial owner of less than 5% of the outstanding Capital Stock of the Company on a fully diluted basis (the "Minimum Equity Amount"); provided, however, that the provisions of this Section 3 with respect to the Equity-VI Director shall not terminate until such time as the Forstmann Little Entities are the beneficial owners, collectively, of less than the Minimum Equity Amount; and provided, further that the provisions of this Section 3 with respect to the Forstmann-Shank Director shall not terminate until such time as the Forstmann Little Entities are the beneficial owners, collectively, of less than 10% of the outstanding Capital Stock of the Company on a fully diluted basis.

            (f) The right to designate a director under this Section 3 may be transferred and assigned by a Shareholder only to a transferee of not less than 50% of the Capital Stock held (or which such Shareholder has the right to acquire) at the date hereof by such

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      Shareholder, so long as the transferee assumes in writing the obligations of such Shareholder under this Agreement and agrees to be treated as a "Shareholder" for all purposes of this Agreement.

            (g) Notwithstanding anything else herein, the Board of Directors may increase the size of the Board of Directors up to ten (10) total directors to add additional independent directors with a unanimous vote of the then existing members of the Board of Directors. "Independent" director shall mean a person who is not an affiliate (as defined in the 1933 Act) of the Company or any Shareholder.

      4. AGREEMENT TO VOTE CLASS G PREFERRED STOCK BY MANAGEMENT INVESTORS.

            (a) With respect to all matters on which the holders of Class G Preferred Stock are entitled to vote such shares, each Management Investor agrees, on behalf of such Management Investor and any transferee of any shares of Class G Preferred Stock owned by such Management Investor, to vote, at any meeting of the stockholders of the Company, however called, including any adjourned or postponed meeting, and in any action by written consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, all shares of Class G Preferred Stock owned by such Management Investor in the manner directed by Shank.

            (b) To secure the obligations of the Management Investors to vote their shares of Class G Preferred Stock in accordance with Section 4(a) of this Agreement, each Management Investor hereby appoints Shank as such Management Investor's true and lawful proxy and attorney, with full power of substitution, to vote (or act by execution of written consents) all of such Management Investors' shares of Class G Preferred Stock in accordance with Section 4(a) hereof. The proxy and powers granted by the Management Investors pursuant to this Section are coupled with an interest and are given to secure the performance of the Management Investors' duties under this Section 4. Each Management Investor acknowledges and agrees that the proxy and powers granted pursuant to this Section 4 are a material inducement to the Company's and the Maveron Entities' entering into this Agreement and the Purchase Agreement and Equity-VII's, MBO-VIII's and Putnam's entering into this Agreement and the Exchange Agreement. Such proxy shall be irrevocable for the term of this Agreement will be binding on any successor in interest of the Management Investor and shall survive the death, incompetency and disability of any Management Investor or any other individual holder of a Management Investor's shares of Class G Preferred Stock. This proxy shall operate to revoke any prior proxy as to the Class G Preferred Stock heretofore granted by each such Management Investor. Upon the death, incompetency, disability or the termination (whether voluntary or involuntary) of employment, of Shank (a "Termination Event"), all shares of Class G Preferred Stock owned by Management Investors and Shank shall be voted pro rata in the same manner and proportion as the votes cast collectively by the Forstmann Little Entities, the Maveron Entities and Putnam. Upon a Termination Event, the Management Investors and Shank (or his legal representative) shall appoint a person or persons, mutually acceptable to the Forstmann Little Entities, the Maveron Entities and Putnam, as the true and lawful proxy and attorney of the Management Investors and Shank, with full power of substitution, to vote the Management Investors' and Shank's shares as provided in the prior sentence.

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            (c) The rights granted to Shank pursuant to this Section 4 shall not be transferable, in whole or in part, to any other person or entity.

            (d) The provisions of this Section 4 shall terminate upon the consummation of an IPO.

      5. LEGENDS AND STOP TRANSFER ORDERS.

            (a) LEGEND. The following legend shall be affixed to each of the certificates representing shares of Capital Stock standing in the name of a Shareholder on the books of the Company and, so long as this Agreement shall remain in effect, such legend shall be affixed to certificates representing shares of Capital Stock acquired by any Shareholder (whether beneficially or legally) or issued or reissued to such Shareholder, such legend to be and remain upon such certificates and any reissuance or transfer thereof unless and until removed pursuant to the provisions of
      Section 5(c):

            The securities represented by this certificate are subject to certain transfer restrictions, co-sale and voting rights set forth in a Third Amended and Restated Co-Sale and Board Representation Agreement, dated as of January 22, 2003, and may not be sold, transferred or otherwise disposed of except in compliance with the terms of such agreement, a copy of which is available for inspection in the principal office of Company.

            (b) STOP TRANSFER ORDER. A stop transfer order shall be placed with the Company, as well as any transfer agent appointed by the Company, preventing transfer of any of the securities referred to in Section 5(a) pending compliance with the conditions set forth in any such legend.

            (c) REMOVAL OF LEGENDS. Any legend endorsed on a certificate or instrument evidencing a security subject to this Agreement shall be removed, and the Company shall be authorized to issue a certificate or instrument without such legend to the holder of such security, if this Agreement has expired by its terms or such security is being disposed of pursuant to the terms of this Agreement in a transaction which upon completion will leave the shares of Capital Stock free and clear of this Agreement.

      6. COVENANTS.

            (a) REIMBURSEMENT OF DIRECTORS. The Company shall reimburse the director designated by the holders of the shares of Class G Preferred Stock for all reasonable costs and expenses associated with attending meetings of the Board or any committee thereof.

            (b) INDEMNIFICATION OF DIRECTORS. (i) The Company shall indemnify, defend and hold harmless each person who serves as a member of the Board or committee thereof from and against all losses, claims, damages and expenses (including reasonable attorneys' fees and expenses) to the fullest extent permitted from time to time under applicable Law (as defined in the Purchase Agreement).

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                  (ii) To the fullest extent permitted from time to time under applicable Law, the Company shall pay, on an as-incurred basis, the reasonable fees and expenses of the directors (including reasonable attorneys' fees and expenses) in advance of the final disposition of any Litigation (as defined in the Purchase Agreement) that is the subject of the right to indemnification.

                  (iii) In the event of any Litigation, subject to the
            provisions of any insurance policy the director shall be entitled to control the defense thereof with counsel of the director's own choosing reasonably acceptable to the Company and the Company shall cooperate in the defense thereof; provided, that, such director shall have no power to settle or compromise any Litigation for which indemnification is being sought without the prior written consent of the Company which shall not be unreasonably withheld.

                  (iv) The Articles of Incorporation and By-Laws of the Company
            shall contain provisions for the indemnification and exculpation of directors to the maximum extent permitted under applicable Law, and shall be amended as and when necessary to effectuate the foregoing.

                  (v) The Company shall cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance on terms and amounts substantially similar to the directors' and officers' liability insurance maintained as of the date hereof. Upon the Company's initial public offering, the Company shall expand such directors' and officers' liability insurance so that it shall be on such terms and in such amounts as are customary for similarly situated public companies.

            (c) BOARD MEETINGS. The Company agrees, as a general practice, to hold meetings of its Board of Directors periodically, and in any case not less than once every calendar quarter, and to hold meetings of the committees of its Board of Directors as frequently as is necessary or appropriate.

            (d) INSURANCE. The Company will procure and maintain insurance with respect to its properties and business against such casualties and contingencies, of such types (including, without limitation, errors and omissions coverage), on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Company believes is customary in the case of similarly situated entities engaged in the same or similar business and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

            (e) NON-DISCLOSURE AND INVENTION AGREEMENTS. The Company shall cause all Key Employees currently employed or hereafter hired by the Company to execute the Company's Statement of Policy and Employee Responsibilities (which includes non-

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      disclosure and invention assignment provisions) in a form that is determined by the executive officers of the Company to reasonably protect the proprietary information of the Company. "Key Employee" shall mean any executive officer and any officer having policy-making functions, including, without limitation, the persons set forth on Schedule 6(e).

      7. TERMINATION OF PRIOR AGREEMENT. As of the date of this Agreement, the Prior Agreement is hereby cancelled and terminated in its entirety and is of no further force and effect.

      8. MISCELLANEOUS PROVISIONS.

            (a) ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

            (b) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

            (c) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

            (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors and assigns. Subject to compliance with the terms of this Agreement and the limitations herein expressed, including, without limitation, the limitations set forth in Section 4(c), all or any of the rights granted to any of the Shareholders under this Agreement may be assigned in whole or in part to a transferee of Capital Stock of any such Shareholder (a "Transferee"). As a condition precedent to such assignment being effective, the Company and each other Shareholder shall be given written notice prior to the transfer, stating the name and address of the Transferee and identifying the securities with respect to which such rights are being transferred, and each Transferee shall become a signatory to this Agreement, and upon execution and delivery of this Agreement, such Transferee shall be deemed a Shareholder for purposes of this Agreement.

            (e) MODIFICATION, AMENDMENT, WAIVER OR TERMINATION. With the written consent of the Company and the holders of a majority of the shares of capital stock of the Company (assuming full conversion of all shares of preferred stock of the Company) held by the Shareholders at such time (the "Agreement Shares"), (i) the obligations of the Company and the Shareholders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) and (ii) this Agreement may be amended, changed,

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      discharged or terminated. Notwithstanding the foregoing, this Agreement may not be amended (i) in a manner adverse to any Shareholder without the consent of such Shareholder unless such amendment affects all Shareholders in the same fashion or (ii) in a manner which disproportionately benefits any Shareholder unless each other Shareholder not sharing ratably in such benefit has consented thereto. Neither this Agreement nor any provisions hereof may be amended, changed, waived, discharged or terminated orally, but only by a signed statement in writing.

            (f) NOTICES. Any notices or other communications required by this Agreement shall be given by sending such notices or other communications by registered mail to the appropriate party at its last known address as shown on the books and records of the Company.

            (g) HEADINGS. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            (h) GOVERNING LAW. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

            (i) THIRD-PARTY BENEFIT. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

            (j) WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (k) REMEDIES. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

            (l) ADVICE OF COUNSEL. Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this agreement.

            (m) EFFECTIVE TIME. This Agreement shall become effective at the time of Closing (as defined in the Purchase Agreement).

            (n) MASSACHUSETTS BUSINESS TRUSTS. A copy of the Agreement and Declaration of Trust of each Putnam fund or series investment company (each, a "Fund") that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of such Fund by the Trustees of the relevant Fund as Trustees, and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers and shareholders of the Fund individually but are binding only upon the assets and property of such Fund.

            (o) INDIVIDUAL RETIREMENT ACCOUNTS. Gaylord agrees, and agrees to cause USB Piper Jaffray as Custodian FBO Joseph Gaylord IRA Account #36086299 ("Gaylord IRA") and any other party necessary, to perform all of the obligations of the Gaylord IRA under this Agreement. Any notice given to the Gaylord IRA under this Agreement shall also be given to: Joseph Gaylord, c/o Capella Education Company 222 South Ninth Street, 20th Floor, Minneapolis, MN 55402, telecopy: (612) 339-8022.

            Stephen Weiss agrees, and agrees to cause USB Piper Jaffray as Custodian FBO Stephen J. Weiss IRA Account #82694368 ("Weiss IRA") and any other party necessary, to perform all of the obligations of the Weiss IRA under this Agreement. Any notice given to the Weiss IRA under this Agreement shall also be given to: Stephen Weiss, c/o Capella Education Company 222 South Ninth Street, 20th Floor, Minneapolis, MN 55402, telecopy: (612) 339-8022.

            (p) CO-SALE SHAREHOLDER WAIVER. The Co-Sale Shareholders (other than the Maveron Entities) do hereby waive any and all rights under Section 1(a) and 2 of the Prior Agreement to participate as a seller in the Exchange or to receive any notice of the Exchange.

    [The remainder of this page has been left blank intentionally. Signature page follows.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

                                      CHERRY TREE VENTURES IV, A MINNESOTA
                                      LIMITED PARTNERSHIP

                                      By /s/ Tony Christianson
                                         --------------------------
                                         Its ______________________

                                      NCS PEARSON, INC.

                                      By /s/ James C. Afdahl
                                         ------------------------------------
                                         Its Vice President & Chief Financial
                                             Officer

                                      FORSTMANN LITTLE & CO. EQUITY
                                       PARTNERSHIP-VI, L.P.

                                      By: FLC XXXII Partnership, L.P., its
                                          General Partner

                                      By /s/________________________
                                         A General Partner

                                      FORSTMANN LITTLE & CO. EQUITY
                                      PARTNERSHIP-VII, L.P.

                                      By: FLC XXXII Partnership, L.P., its
                                          General Partner

                                      By /s/__________________________
                                         A General Partner

                                      FORSTMANN LITTLE & CO.
                                      SUBORDINATED DEBT AND EQUITY
                                      MANAGEMENT BUYOUT
                                      PARTNERSHIP-VIII, L.P.

                                      By: FLC XXXIII Partnership, L.P., its
                                          General Partner

                                      By /s/__________________________
                                         A General Partner

                                      SMARTFORCE PLC

                                      By /s/__________________________
                                         Its CFO

                                      CAPELLA EDUCATION COMPANY

                                      By /s/ Stephen G. Shank
                                         -----------------------------
                                         Its Chairman and CEO

                                      PUTNAM OTC AND EMERGING
                                      GROWTH FUND

                                      By Putnam Investment Management, LLC

                                      By: /s/_________________________
                                             Name:
                                             Title:

                                      TH LEE, PUTNAM INVESTMENT TRUST -
                                      TH LEE, PUTNAM EMERGING
                                      OPPORTUNITIES PORTFOLIO

                                      By TH Lee, Putnam Capital Management, LLC

                                      By: /s/_________________________
                                             Name:
                                             Title:

                                      DRW VENTURE PARTNERS LP

                                      By RBC DAIN RAUSCHER CORP.
                                         Its: General Partner

                                      By: /s/ Mary Zimmer
                                          ----------------------------
                                          Mary Zimmer
                                          Its: Director of Finance and
                                          Administration,RBC CMS

                                      THINKEQUITY INVESTMENT
                                      PARTNERS LLC

                                      By: ThinkEquity Holdings LLC
                                              Its: Manager

                                      By: /s/ Randy Mason
                                          ------------------------------------
                                              Name: Randy Mason
                                              Its: Representative of the Board
                                                   of Managers

                                      /s/ Joshua Lewis
                                      --------------------------------
                                      JOSHUA LEWIS

                                      /s/ Russell Gullotti
                                      --------------------------------
                                      RUSSELL GULLOTTI

                                      /s/ Stephen G. Shank
                                      -----------------------
                                      STEPHEN G. SHANK

                                      /s/ Stephen J. Weiss
                                      -----------------------
                                      STEPHEN J. WEISS

                                      /s/ Elizabeth Rausch
                                      -----------------------
                                      ELIZABETH RAUSCH

                                      /s/ Michael Offerman
                                      -----------------------
                                      MICHAEL OFFERMAN

                                      /s/ Paul Schroeder
                                      -----------------------
                                      PAUL SCHROEDER

                                      /s/ Joseph Gaylord
                                      -----------------------
                                      JOSEPH GAYLORD

                                      USB PIPER JAFFRAY AS CUSTODIAN
                                      FBO STEPHEN J. WEISS IRA
                                      ACCOUNT #82694368

                                      By: /s/ Michael D. Duffy
                                          ----------------------------
                                              Michael D. Duffy
                                              Its: Managing Director

                                      USB PIPER JAFFRAY AS CUSTODIAN
                                      FBO JOSEPH GAYLORD IRA
                                      ACCOUNT #36086299

                                      By: /s/ Michael D. Duffy
                                          ----------------------------
                                              Michael D. Duffy
                                              Its: Managing Director

                                      MAVERON EQUITY PARTNERS 2000, L.P.

                                      By: MAVERON GENERAL PARTNER 2000 LLC

                                      By: /s/ Dan Levitan
                                          ----------------------------
                                              Dan Levitan
                                              Its: Manager

                                      MAVERON EQUITY PARTNERS 2000-B, L.P.

                                      By: MAVERON GENERAL PARTNER 2000 LLC

                                      By: /s/ Dan Levitan
                                          ----------------------------
                                              Dan Levitan
                                              Its: Manager

                                      MEP 2000 ASSOCIATES LLC

                                      By: MAVERON GENERAL PARTNER 2000 LLC

                                      By: /s/ Dan Levitan
                                          ----------------------------
                                              Dan Levitan
                                              Its: Manager

                                      /s/ David Smith
                                      --------------------------------
                                      DAVID SMITH

                                      /s/ Judy Shank
                                      --------------------------------
                                      JUDY SHANK

                                      /s/ Susan Shank
                                      --------------------------------
                                      SUSAN SHANK

                                      /s/ Mary Retzlaff
                                      --------------------------------
                                      MARY RETZLAFF

                                      THE S. JOSHUA AND TERESA D. LEWIS ISSUE
                                      TRUST

                                      By: /s/_________________________

                                             Its: Trustee

                                                                      SCHEDULE 1

                              MANAGEMENT INVESTORS

                                  Joshua Lewis

                                Russell Gullotti

                                Stephen G. Shank

                                Stephen J. Weiss

                                Elizabeth Rausch

                                Michael Offerman

                                 Paul Schroeder

                USB Piper Jaffray as Custodian FBO Joseph Gaylord
                             IRA Account #36086299

               USB Piper Jaffray as Custodian FBO Stephen J. Weiss
                             IRA Account #82694368

                                   David Smith

                  The S. Joshua and Teresa D. Lewis Issue Trust

                                                                   SCHEDULE 6(e)

Stephen Shank

Stephen Weiss

David Gilbert

Paul F. Clifford

Joseph Gaylord

Elizabeth Rausch

Michael Offerman

Paul Schroeder

Judy Lemke

Donald Smithmier